AGREEMENT

This agreement (the "Agreement") is entered into as of the 8th of November 2019, by and between Timothy G. Dixon ("Party One") and Therapeutic Solutions International, Inc. ("Party Two") (collectively the "Parties").

NOW, THEREFORE, in consideration of the mutual premises and covenants contained in this Agreement, it is hereby agreed by and between the Parties as follows:

1) PARTY ONE OBLIGATIONS.

Party One does hereby covenant and agree that it shall:

Enter into global settlement on monies owed in the form of accrued payroll and a convertible note totaling $534,714.68.

2) PARTY TWO OBLIGATIONS.

Party Two does hereby covenant and agree that it shall:

Enter into global settlement on monies owed to Party One in the form of accrued payroll and a convertible note totaling $534,714.68. Party Two will pay Party One, 0.5% of Net Sales (after COGS) of NanoStilbene ***only*** on a rolling 90 days to be paid out within 30 days of the close of previous 90-day period. Principal sum is frozen, and no further interest will be accrued. Missed payments are covered by an additional 30-day grace period and only that portion will accrue interest at a rate of 5% per annum. There are no other remedies other than stock conversion if a payment is missed.

3) GENERAL PROVISIONS.

A. Notices. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be given by delivery, by facsimile or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective party as follows:

If to Party One:

Timothy G. Dixon
177 Warner St.
Oceanside CA 92058

If to Party Two:

Therapeutic Solutions International, Inc.
4093 Oceanside Blvd. Suite B
Oceanside CA 92056

B. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Parties, and their respective successors, assigns, heirs, executors and administrators; provided, that neither party may assign any duties or her rights hereunder without the written consent of the other party.

C. Waiver and Amendment. Neither party may waive any of the terms or conditions of this Agreement, nor may this Agreement be amended or modified, except by a duly signed writing referring to the specific provision to be waived, amended or modified.

D. Entire Agreement. This Agreement constitutes the entire agreement with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto and their affiliates.

E. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

F. Governing Law. This Agreement shall be governed by the laws of the state of California, without regard to its conflicts of law provisions.

G. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties, with the full intent of releasing all claims. The Parties acknowledge that:

(i) they have read this Agreement;

(ii) they have been represented, or, in the alternative, have had the opportunity to obtain representation, in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice;

(iii) they understand the terms and consequences of this Agreement and of the releases it contains; and

(iv) they are fully aware of the legal and binding effect of this Agreement.

H. Counterparts/Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. For purposes of this Agreement, use of a facsimile, e-mail or other electronic medium shall have the same force and effect as an original signature.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

PARTY ONE:

Timothy G Dixon

____

PARTY TWO:

Therapeutic Solutions International, Inc.
Thomas E. Ichim, Director

____